Harbor Custom Development, Inc. Reports Record Revenues In 2022 First Quarter Financial Results

Continued Strength in Buyer Demand Drives Year-over-Year Sales Increase of 106.0%

Tacoma, Washington – (GLOBENEWSWIRE) – May 12, 2022 – Harbor Custom Development, Inc. (“Harbor,” “Harbor Custom Homes®,” or the “Company”), (NASDAQ: HCDI; HCDIP; HCDIW, HCDIZ), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced its financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights Compared to First Quarter 2021
•Consolidated net sales of $28.6 million compared to $13.9 million
•Gross profit of $6.1 million compared to $0.6 million
•Gross margin of 21.2% compared to 4.4%
•Net income of $1.6 million compared to a net loss of $(1.5) million
•Basic loss per share (EPS) of $(0.03) compared to $(0.12)
•EBITDA of $3.5 million compared to $0.1 million
•Adjusted EBITDA of $3.9 million compared to $0.2 million

Full Year 2022 Outlook Estimate
•2022 revenue expectations remain at approximately $160 million
•2022 Adjusted EBITDA expectation remains at approximately $20 million

Harbor Custom Development’s President and CEO, Sterling Griffin stated, “We are extremely pleased with our team’s performance during the first quarter 2022. We again achieved a new quarterly record for top line sales coming in at $28.6 million, continuing the momentum from 2021. Our unique and flexible business model enabled us to achieve top line revenue growth of 106.0% on a year-over-year basis through the sale of entitled land, developed lots, single-family homes and fee build income. Our diverse revenue stream further validates our distinct business plan of monetizing our real estate assets at the most opportune time during the development life cycle.”

On a year-over-year basis, the Company also improved gross profit, gross margin, operating expenses as a percentage of sales, operating income, net income, EBITDA, and Adjusted EBITDA.

During the quarter, the Company continued to diversify geographically with the closing of the first two home sales in Texas with sales prices of approximately $400 per square foot. Further, the Company has continued to expand its product lines through the recent listing of six multi-family projects in Western Washington for $278 million. Mr. Griffin further commented, “As apartment values continue to escalate to unprecedented levels, we are well positioned to capitalize on this significant market opportunity.”

Results for the First Quarter 2022

Net sales for the first quarter 2022 increased by 106.0% to $28.6 million, compared to net sales of $13.9 million for the first quarter 2021. This increase was largely due to increases in home sales of $5.5 million, entitled land sales of $4.5 million, fee build revenues of $2.7 million, and sales of developed lots of $2.1 million.

Gross profit for the first quarter 2022 increased to $6.1 million compared to $0.6 million for the first quarter 2021. Gross margin for the first quarter 2022 improved to 21.2%, compared to 4.4% for the first quarter 2021. The $5.4 million increase in gross profit was primarily attributable to the increase in sales year-over-year, with entitled land sales having the largest impact. The 16.8% increase in gross margin was primarily driven by the significant margins attributable to the sale of entitled land.

Operating expenses for the first quarter 2022 were $3.8 million compared to $2.0 million for the first quarter 2021. This expected increase in operating expenses is primarily attributable to increases associated with the continued investment in public company infrastructure and our future growth plans, including payroll related costs, professional fees, marketing and advertising, and right of use expense for the new corporate office, as well as stock compensation and depreciation expense. Operating expenses as a percentage of sales for the first quarter 2022 were 13.4% compared to 14.8% for the first quarter 2021. The improvement in operating expenses as a percentage of sales is primarily due to the increased sales year-over-year which have allowed us to scale the business at a rate that is favorable to operating expenses incurred.

For the first quarter 2022, net income was $1.6 million compared to net loss of $(1.5) million for the first quarter 2021. Net loss attributable to common stockholders was $(0.4) million or $(0.03) basic EPS compared to $(1.5) million or $(0.12) loss per share.

EBITDA for the first quarter 2022 increased 2,967.0% to $3.5 million compared to EBITDA of $0.1 million for the first quarter 2021. Adjusted EBITDA, which excludes the impact of stock compensation and other non-recurring costs, for the first quarter 2022 increased by 1,600.0% to $3.9 million compared to $0.2 million for the first quarter 2021. For the first quarter 2022, Adjusted EBITDA as a percentage of net sales was 13.6% compared to 1.7% for the first quarter 2021.

Full Year 2022 Outlook Estimate

Based on our first quarter results, we reiterate our previously announced 2022 revenue guidance of approximately $160 million and Adjusted EBITDA guidance of approximately $20 million.

Reconciliation of the forward-looking full year 2022 Adjusted EBITDA estimate to net income is not being provided as we do not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. Our management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on our reported net income and reported effective tax rate because these items, which could be significant, are difficult to predict and highly variable.

Financial Results Conference Call Details

Harbor will host a live conference call on Thursday, May 12, 2022, at 9:30 a.m. PT (12:30 p.m. ET) to elaborate on the first quarter results and the Company’s outlook. The public may access the conference call through a live audio webcast available at https://investors.harborcustomhomes.com/events. Those who would like to submit written questions in advance, please email: IR@harborcustomdev.com. The conference call will be available by telephone at 1-877-407-0789 (for international callers, dial 1-201-689-8562), and refer to “Harbor” or conference ID: 13729493. A replay of the conference call will be available for two weeks at 1-844-512-2921 (for international callers, dial 1-412-317-6671) using the replay PIN: 13729493.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington's Puget Sound region; Sacramento, California; Austin, Texas; and Punta Gorda, Florida. As a land developer and builder of apartments, condominiums, single-family homes, and luxury homes, Harbor Custom Development’s business strategy is to acquire and develop land strategically based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on acquiring land with scenic views to develop and sell residential lots, new home communities, and multi-story condominium and apartment properties within a 20- to 60-minute commute of the nation’s fastest-growing metro employment corridors. Harbor is leading the real estate industry as the first national land developer and home builder accepting payment in the form of cryptocurrency for its listed properties. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to, but are not limited to, expectations of future operating results and financial performance, including GAAP and non-GAAP guidance for the year ending December 31, 2022, the calculation of certain of our key financial and operating metrics and expectations regarding sales of inventory, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate, “predict,” “target,” “project,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology that concerns our expectations, strategy, priorities, plans, or intentions. You should not put undue reliance on any forward-

looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These forward-looking statements are subject to various risks and uncertainties, including without limitation complications due to COVID-19 which could cause delays in dates of completion or closings, changes in the real estate industry such as increases in mortgage interest rates which could dampen residential home purchases, and those risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. This document includes statements of summarized financial projections. There will be differences between the projected and actual results because events and circumstances frequently do not occur as expected and those differences may be material. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release and the financial information contained herein include EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin, which are financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States, (GAAP), and are therefore referred to as non-GAAP financial measures. We have provided definitions for these non-GAAP financial measures and tables in the schedules hereto to reconcile these non-GAAP financial measures to the comparable GAAP financial measures.

We believe that these non-GAAP financial measures provide valuable information regarding our earnings and business trends by excluding specific items that we believe are not indicative of the ongoing operating results of our businesses, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry.

We have provided these non-GAAP financial measures as supplemental information to our GAAP financial measures and believe these non-GAAP measures provide investors with additional meaningful financial information regarding our operating performance and cash flows. Our management and board of directors also use these non-GAAP measures as supplemental measures to evaluate our businesses and the performance of management, including the determination of performance-based compensation, make operating and strategic decisions, and to allocate financial resources. We believe that these non-GAAP measures also provide meaningful information for investors and securities analysts to evaluate our historical and prospective financial performance. These non-GAAP measures should not be considered a substitute for or superior to GAAP results. Furthermore, the non-GAAP measures presented by us may not be comparable to similarly titled measures of other companies.

Investor Relations
Hanover International
IR@harborcustomdev.com 866-744-0974

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES
D/B/A HARBOR CUSTOM HOMES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Cash	$22,274,900	$25,629,200
Restricted Cash	597,600	597,600
Accounts Receivable, net	1,177,200	1,113,500
Contract Assets, net	2,639,100	2,167,200
Notes Receivable	12,746,800	2,000,000
Prepaid Expense and Other Assets	2,526,000	2,778,100
Real Estate	129,069,400	122,136,100
Property, Plant and Equipment, net	9,938,400	9,199,700
Right of Use Assets	2,535,000	3,429,700
Deferred Tax Assets	1,014,100	649,000
TOTAL ASSETS	$184,518,500	$169,700,100

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts Payable and Accrued Expenses	$15,917,300	$10,662,800
Dividends Payable	670,900	670,900
Deferred Revenue	123,000	44,800
Revolving Line of Credit Loan, net of Debt Discount of $1.1M and $0 respectively	10,987,000	—
Equipment Loans	5,167,600	5,268,500
Note Payable D&O Insurance	519,400	903,800
Finance Leases	129,900	543,400
Construction Loans, net of Debt Discount of $1.6M and $4.4M respectively	37,080,400	34,957,100
Construction Loans - Related Party, net of Debt Discount of $0.03M and $1.1M respectively	10,940,200	13,426,600
Right of Use Liabilities	3,361,200	3,484,400
TOTAL LIABILITIES	$84,896,900	$69,962,300

STOCKHOLDERS’ EQUITY
Preferred Stock, No Par, 10,000,000 shares authorized and 4,016,955 issued and outstanding at March 31, 2022 and December 31, 2021	$66,507,500	$66,507,500
Common Stock, No Par, 50,000,000 shares authorized and 13,237,179 outstanding at March 31, 2022 and 13,155,342 issued and outstanding at December 31, 2021	32,133,200	32,122,700
Additional Paid In Capital	993,200	752,700
Retained Earnings (Accumulated Deficit)	(12,300)	1,646,500
Total Stockholders’ Equity	99,621,600	101,029,400
Non-Controlling Interest	—	(1,291,600)
TOTAL STOCKHOLDERS’ EQUITY	99,621,600	99,737,800

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$184,518,500	$169,700,100

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES
D/B/A HARBOR CUSTOM HOMES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended March 31,
	2022	2021

Sales	$28,581,000	$13,874,200

Cost of Sales	22,526,300	13,267,000

Gross Profit	6,054,700	607,200

Operating Expenses	3,839,300	2,049,800

Operating Income (Loss)	2,215,400	(1,442,600)

Other Income (Expense)
Loss on Sale of Equipment	—	(35,900)
Other Income	7,900	27,400
Interest Income	55,000	—
Interest Expense	(124,500)	(98,100)
Total Other Expense	(61,600)	(106,600)

Income (Loss) Before Income Tax	2,153,800	(1,549,200)

Income Tax Expense	508,500	—

Net Income (Loss)	$1,645,300	$(1,549,200)

Net Income (Loss) Attributable to Non-controlling interests	(500)	600
Preferred Dividends	(2,012,500)	—

Net Loss Attributable to Common Stockholders	$(366,700)	$(1,549,800)

Loss Per Share - Basic	$(0.03)	$(0.12)
Loss Per Share - Diluted	$(0.03)	$(0.12)

Weighted Average Common Shares Outstanding - Basic	13,200,758	13,269,055
Weighted Average Common Shares Outstanding - Diluted	13,200,758	13,269,055

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES
D/B/A HARBOR CUSTOM HOMES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	For the Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$1,645,300	$(1,549,200)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	303,800	240,200
Amortization of right of use assets	195,500	70,900
Lease incentives	260,100	—
Loss on sale of equipment	—	35,900
Stock compensation	242,400	115,100
Forgiveness on PPP loan	—	(10,000)
Amortization of revolver issuance costs	45,700	—
Net change in assets and liabilities:
Accounts receivable	(63,700)	43,600
Retainage receivable	—	(250,000)
Contract assets	(471,900)	—
Notes receivable	(10,746,800)	—
Prepaid expenses and other assets	691,500	155,200
Real estate	(6,347,500)	(14,712,100)
Deferred tax asset	(365,100)	—
Accounts payable and accrued expenses	5,254,600	(93,800)
Deferred revenue	78,200	(896,300)
Payments on right of use liability	(123,200)	(66,100)
NET CASH USED IN OPERATING ACTIVITIES	(9,401,100)	(16,916,600)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,042,600)	(149,100)
Proceeds on the sale of equipment	—	69,500
NET CASH USED IN INVESTING ACTIVITIES	(1,042,600)	(79,600)

CASH FLOWS FROM FINANCING ACTIVITIES
Construction loans	6,640,800	4,645,000
Payments on construction loans	(6,930,800)	(5,070,500)
Financing fees construction loans	(577,500)	(92,900)
Related party construction loans	3,757,300	4,708,800
Payments on related party construction loans	(3,838,700)	(4,424,300)
Financing fees related party construction loans	—	(376,900)
Revolving line of credit loan	12,038,900	—
Financing fees revolving line of credit loan	(1,097,700)	—
Payments on financing leases	(43,500)	(101,300)
Payments on PPP loan	—	(3,400)
Repayments on note payable D&O insurance	(384,500)	(368,500)
Net proceeds from issuance of common stock	—	25,101,000
Preferred dividends	(2,012,500)	—
Payments on equipment loans	(471,000)	(415,600)
Proceeds from exercise of stock options	8,600	18,000
Deferred offering cost	—	27,300
NET CASH PROVIDED BY FINANCING ACTIVITIES	7,089,400	23,646,700

NET (DECREASE) INCREASE IN CASH AND RESTRICTED CASH	(3,354,300)	6,650,500

CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	26,226,800	2,396,500

CASH AND RESTRICTED CASH AT END OF PERIOD	$22,872,500	$9,047,000

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES
D/B/A HARBOR CUSTOM HOMES
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA (Unaudited)

	For the Three Months Ended March 31,
	2022	2021

Net Income (Loss)	$1,645,300	$(1,549,200)

Interest Expense - Cost of Sales	922,700	1,325,200
Interest Expense - Other	124,500	98,100
Depreciation	303,800	240,200
Amortization	800	—
Tax Expense	508,500	—
EBITDA	$3,505,600	$114,300

Stock compensation	242,400	115,000
Other non-recurring costs	150,200	—
Total Add backs	392,600	115,000
Adjusted EBITDA	$3,898,200	$229,300

EBITDA is defined as consolidated net income (loss) before interest, taxes, depreciation, and amortization.

Adjusted EBITDA is defined as consolidated net income (loss) before interest, taxes, depreciation, and amortization, equity-based compensation expense and other non-recurring costs, which are deemed to be transitional in nature or not related to our core operations.

Adjusted EBITDA margin is Adjusted EBITDA as a percentage of sales.